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                                                                    Exhibit 99.1

                                  CONFIDENTIAL
                  STRATEGIC ONLINE RESEARCH SERVICES AGREEMENT


         This Strategic Online Research Services Agreement (the "Agreement"), dated as of October 22, 2001 (the "Effective Date"), is entered into by and between America Online, Inc. ("AOL") a Delaware corporation, with offices located at 22000 AOL Way, Dulles, Virginia 20166 and SPSS, Inc. ("SPSS"), a Delaware corporation, with offices located at 233 S. Wacker Drive, 11th Floor, Chicago, Illinois 60606. AOL and SPSS may be referred to herein individually as a "Party" and collectively as the "Parties." To the extent this Agreement requires performance by a subsidiary of AOL, AOL (in its capacity as stockholder of such subsidiary) shall cause such subsidiary to perform in accordance with the requirements of this Agreement. Defined terms used but not defined in the body of the Agreement shall be as defined on Exhibit A attached hereto.


         WHEREAS, AOL's wholly-owned subsidiary Digital Marketing Services, Inc. ("DMS") currently operates an online market research business that conducts online market research on behalf of third party custom research partners, AOL and its partners;


         WHEREAS, SPSS is a software solutions and infrastructure company serving social science (marketing research) industry and related users; and


         WHEREAS, AOL and SPSS desire to enter a strategic agreement pursuant to which AOL will (i) provide SPSS with access to AOL Members and other Internet users that visit AOL's Opinion Place(R) market research portal(s) for the purpose of participating in online surveys (collectively, "OP Users") and (ii) make SPSS AOL's exclusive distributor of AOL Sample to approved third parties in the market research industry.


         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:


                                    ARTICLE 1
                     SALE OF LANDSCAPE SOFTWARE; TRANSITION

1.1 SALE OF LANDSCAPE SOFTWARE. Subject to the terms and conditions set forth in this Agreement, AOL hereby sells, assigns, and transfers title to the Landscape Software and any copyright therein (excluding the DMS River Methodology and all related Intellectual Property Rights), as such Landscape Software is described in Exhibit E, to SPSS. Within five
         (5) days of the Effective Date, AOL shall deliver or otherwise make available to SPSS a copy of the Landscape Software. Following the delivery of the Landscape Software to SPSS, AOL shall have no further obligation to maintain, modify, or enhance the Landscape Software. AOL shall retain full ownership of the DMS River Methodology and all related Intellectual Property Rights. Notwithstanding the foregoing, the Parties acknowledge that the DMS River Methodology is implemented in the Landscape Software and agree that SPSS may utilize the DMS River Methodology solely in connection therewith.

1.1.1 AOL Representations and Warranties. AOL hereby represents that (a) it has no current obligation that requires payment, now or in the future, of royalties to any third party with respect to AOL's use of the Landscape Software and (b) there are no liens or other encumbrances on the Landscape Software. The Landscape Software is provided on an "AS IS" basis only. AOL hereby warrants that (i) the Landscape Software is the proprietary software used by AOL in connection with the creation and administration of surveys through Opinion Place; (ii) it is the owner of the Landscape Software and the DMS River Methodology; (iii) to AOL's knowledge, no Person has challenged AOL's ownership interest in the Landscape Software and (iv) to AOL's knowledge no Person has



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         infringed upon AOL's rights in the Landscape Software or the DMS River
         Methodology. AOL further warrants that it is creating documentation for SPSS that establishes how SPSS should use the Landscape Software and how the Landscape Software should function ("Documentation"), as set forth in Exhibit E. If there is a material inconsistency between the Documentation and the Landscape Software (as such software was delivered to SPSS), which arises within a period of one (1) year from the Effective Date and is not caused by SPSS, AOL shall use commercially reasonable efforts to work with SPSS to correct such inconsistencies. NO OTHER WARRANTY IS PROVIDED TO SPSS REGARDING THE LANDSCAPE SOFTWARE DELIVERED HEREUNDER. AOL EXPRESSLY DISCLAIMS ANY AND ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY AND ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. AOL DOES NOT WARRANT THAT THE LANDSCAPE SOFTWARE WILL MEET SPSS' REQUIREMENTS, THAT THE OPERATION OF THE LANDSCAPE SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS IN THE LANDSCAPE SOFTWARE WILL BE CORRECTED.

         1.1.2 Indemnification. Subject to Section 9.3 of Exhibit B, (i) AOL will defend, indemnify, save and hold harmless SPSS from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorney's fees arising out of AOL's (or its agents') use of the Landscape Software and AOL Derivative Works (as defined below) during the Term and (ii) SPSS will defend, indemnify, save and hold harmless AOL from any and all third party claims, demands, liabilities, costs or expenses, including reasonable attorney's fees arising out of SPSS' (or its agents') use of the Landscape Software and the SPSS Derivative Works.


1.2 LICENSE OF LANDSCAPE SOFTWARE. SPSS hereby grants AOL and AOL accepts a nonexclusive, royalty-free, irrevocable right and license to use, execute, display, copy, perform and make derivative works based upon the Landscape Software (including all updates, enhancements or modifications thereto made by SPSS, or its agents), in object code and source code form in connection with AOL's online market research activities as provided herein (the "License"). In addition, SPSS hereby grants AOL a license to all derivative works produced or created by SPSS or its agents based on the Landscape Software ("SPSS Derivative Works") on the same terms as the License contemplated in the foregoing sentence; provided, however that AOL may not sublicense or otherwise make available the Landscape Software or the SPSS Derivative Works to any New Exclusive Distributor (as defined below). AOL shall own all right, title and interest in and to all derivative works produced or created by AOL or its agents based on the Landscape Software ("AOL Derivative Works"), and AOL shall make such AOL Derivative Works available to SPSS during the Term for use by SPSS solely in connection with SPSS' rights as Exclusive Distributor of AOL Sample.

         1.2.1 Sublicensing Rights. AOL may sublicense the rights granted herein to AOL's contractors, AOLTW Partners, or their designated contractors (collectively, "Sublicensees"), solely and exclusively for the purpose of facilitating such Sublicensees' support of an AOLTW Project; provided, however that such Sublicensees shall have no right to sublicense, assign or otherwise transfer the use of the Landscape Software or the SPSS Derivative Works to any third party and shall not be permitted to utilize the Landscape Software or SPSS Derivative Works for any other purpose, including client work other than AOLTW Projects.

1.3 LANDSCAPE SOFTWARE RESTRICTIONS. During any period in which SPSS is the Exclusive Distributor of AOL Sample ("Exclusivity Period"), and unless otherwise mutually agreed by the Parties, SPSS shall not (i) sell, license, assign or otherwise make available the Landscape Software, SPSS Derivative Works or related intellectual property to any AOLTW Competitor or (ii) utilize the Landscape Software or DMS River Methodology in connection with sample provided by any AOLTW Competitor (the "SPSS Landscape Restrictions"). In the event that AOL (pursuant to it rights under Section 8.6) enters into a New Exclusive


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         Distributor Agreement, the SPSS Landscape Restrictions shall have no further force or effect. During the Exclusivity Period and subject to
         Section 1.2.1, AOL shall not sublicense, assign or otherwise make available the Landscape Software, SPSS Derivative Works or related intellectual property, including the DMS River Methodology, to any direct competitor of SPSS ("Sublicensing Restriction"). Notwithstanding anything contained in this Agreement to the contrary, in the event that AOL terminates this Agreement pursuant to its rights under Sections 8.2, 8.3, 8.4 or if SPSS terminates this Agreement pursuant to Section 8.5, the Sublicensing Restriction shall have no further force or effect, including with respect to AOL's ability to provide a New Exclusive Distributor with access to and use of the Landscape Software. The Parties acknowledge that SPSS shall retain its ownership rights in and to the Landscape Software and any related intellectual property (excluding the DMS River Methodology, which shall continue to be the sole property of AOL) following the expiration or termination of this Agreement.

1.4 TRANSITION PERIOD. During the period beginning on Effective Date and ending on the Launch Date ("Transition Period"), which Transition Period shall end no later than December 4, 2001, AOL will work with SPSS in order to certify SPSS for receipt of AOL Sample. During the Transition Period, AOL will provide SPSS with the names of and details about each DMS Partner and the Parties will work together in servicing AOL's existing obligations under its DMS Partner contracts. As consideration for this assistance, AOL shall direct such DMS Partners to pay SPSS for services rendered under any such DMS Partner contracts during the Transition Period. Additionally, AOL and SPSS shall fully cooperate in good faith during the Transition Period in order to smoothly transition current DMS Partner relationships from AOL to SPSS on substantially similar terms and conditions as contained in current agreements between DMS and such DMS Partners. Such efforts by AOL shall include setting up introductions and meetings between SPSS and DMS Partners and assigning DMS Partner contracts to SPSS where possible; provided, however, that the Parties understand that it is SPSS' responsibility to ultimately enter into contracts with DMS Partners and that this Agreement shall in no way be contingent upon SPSS successfully assuming any DMS Partner contracts or executing agreements with current DMS Partners. SPSS shall have the right to interview and hire certain DMS employees or former employees that have or are currently servicing DMS Partners ("Available Employees"). SPSS shall use good faith efforts to offer Available Employees (a list of such employees shall be provided by AOL within ten (10) business days after the Effective Date) the opportunity to interview with SPSS for employment.



                                    ARTICLE 2
                          ACCESS TO OPINION PLACE USERS

2.1 TRANSFER OF OP USERS, SPSS ACCESS RIGHT. Beginning on a mutually agreed upon date after the Effective Date ("Launch Date"), AOL shall provide SPSS with access to OP Users from Opinion Place as set forth herein for the sole purpose of allowing such OP Users to participate in online surveys being hosted by SPSS on behalf of its customers. The flow of OP Users from Opinion Place to SPSS is depicted in Exhibit G-1. Furthermore, SPSS shall have a perpetual right to host OP Users as long as Opinion Place is operational ("SPSS Access Right"), provided, however, that (i) SPSS must remain in compliance with the Certification Guidelines and (ii) this Agreement (or any successor agreement) is not terminated pursuant to either Party's rights as set forth in Sections 8.2, 8.3, 8.4 or 8.5. Notwithstanding the SPSS Access Right, the Parties acknowledge that SPSS and AOL (or its successor with respect to Opinion Place) must mutually agree on any future level of access to, and pricing for, SPSS' receipt of OP Users following the term of this Agreement.


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2.2      CAPACITY PLANNING. Promptly following the Effective Date, the Parties shall establish and implement a capacity planning team ("CPT") that shall act as a unified body responsible for closely monitoring, anticipating, determining and communicating SPSS' AOL Sample needs to AOL, so as to enable both Parties to plan prospectively for the provision of adequate quantities of AOL Sample to SPSS as reasonably needed for SPSS projects from time to time during the Term. Without limiting the generality of the foregoing, AOL shall allocate not less than forty-five percent (45%) of the annual number of Level 1 Screened OP Users for distribution to SPSS for Level 2 Screening and project assignment in accordance with the agreements made by the CPT ("Capacity Allocation"). The Parties acknowledge and agree that AOL shall use commercially reasonable best efforts to provide a volume of AOL Sample necessary to fully satisfy SPSS' project execution needs on a project by project basis; provided, that AOL shall not be in breach of this Agreement if it (i) is unable to provide SPSS with a volume of AOL Sample in excess of the Capacity Allocation, (ii) does not provide the full Capacity Allocation to SPSS during any Agreement Year in which SPSS' project needs fall below the Capacity Allocation, or (iii) is unable to satisfy any request for AOL Sample by SPSS that does not meet the Reasonable Project Guidelines (as defined below). The Parties understand that (a) the exact number of OP Users will fluctuate by day, week and month, thereby making the role of the CPT essential to AOL's ability to satisfy SPSS' AOL Sample needs, (b) AOL shall be entitled to retain the volume of AOL Sample not allocated to SPSS (the 55% of Level 1 Screened OP Users not allocated for use by SPSS), for use in connection with internal projects and AOLTW Partner project needs; and
         (c) AOL may, as determined in its sole discretion, make use of any unused portion of the Capacity Allocation without paying SPSS for such use, unless AOL makes use of SPSS' market research services in connection with the use of such unused portion of the Capacity Allocation.

         2.2.1 Composition of CPT. Each Party shall have two (2) seats on the CPT, which shall be filled by such Party with senior level employees (i.e., Director level or above) from AOL and SPSS, respectively (each a "CPT Member"). Each Party may change its respective CPT Members in its sole discretion from time to time; provided that both AOL and SPSS must have two CPT Members each at all times.

         2.2.2 Meetings. The CPT shall convene its first meeting in person no more than ten (10) days following the Effective Date, unless otherwise mutually agreed to by the Parties ("Initial Meetings"). Following the Initial Meeting, the CPT shall meet in person or via conference call (i) weekly for short term planning purposes ("Weekly Meetings") and (ii) quarterly for mid to long term planning purposes ("Quarterly Meetings"), unless otherwise unanimously agreed to by the CPT Members.

                  (a) The purpose of the Initial Meetings shall be to:

                        (i) Report on current Opinion Place traffic levels and productivity;

                        (ii) Set guidelines for project base sizes, incidence levels and timing based on historical patterns at DMS;

                        (iii) Set guidelines for "Reasonable Projects" in terms of base size and incidence ("Reasonable Project Guidelines"); "Reasonable Projects" means projects for which, given the timing, duration, volume of AOL Sample required, and incidence for a particular project, AOL should as a matter of course, and barring any "unforeseeable circumstances", be able to satisfy SPSS' AOL Sample needs ("unforeseeable circumstances" means any causes or conditions which are beyond AOL's reasonable control and which AOL is unable to overcome by the exercise of reasonable diligence);

                        (iv) Summarize and assess ability to meet AOL Sample needs on specific, approved projects either in the field or starting within two weeks;

                        (v) Summarize and assess ability to meet prospective projects specified for estimate or exploration that may be starting within one month;

                        (vi) Determine short term Opinion Place traffic needs and make appropriate recommendations in project scheduling and traffic management; and


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                        (vii)    Establish the official schedule of projects and
                                 related status of such projects ("Master CPT
                                 Project Status Report").

                  (b) The purpose of the Weekly Meetings shall be to:

                        (i) Summarize current Opinion Place traffic levels and productivity;

                        (ii) Monitor incidence levels and impact on AOL Sample needs and timing;

                        (iii) Summarize and assess ability to meet AOL Sample needs on specific, approved projects either in the field or starting within two weeks;

                        (iv) Summarize and assess ability to meet prospective projects specified for estimate or exploration that may be starting within one month;

                        (v) Determine short term Opinion Place traffic needs and make appropriate recommendations in project scheduling and traffic management;

                        (vi)     Update Master CPT Project Status Report; and

                        (vii)    Establish weekly SPSS AOL Sample needs.

                  (c) The purpose of the Quarterly Meetings shall be to:

                        (i) Summarize project and overall partnership performance of each Party; AOL shall evaluate SPSS and SPSS shall evaluate AOL;

                        (ii) Review any persistent problems and determine actions needed to resolve problems in the coming quarter;

                        (iii) Determine trends affecting the business and anticipate ways to meet needs and opportunities in a changing market environment;

                        (iv) Assess work processes and make recommendations to improve operating efficiency and utilization of AOL Sample; and

                        (v) Summarize and assess ability to meet major prospective projects specified for estimate or exploration that may be starting within the quarter.

         2.2.3 Conflict Resolution. If a conflict arises with respect to meeting SPSS AOL Sample needs during any two week window, the CPT shall make all reasonable efforts to resolve the supply and demand issue by taking the following steps:

                  (a) STEP 1: Assess the reasonableness of the project(s) opportunity on the basis of AOL Sample quantity and incidence relative to project trends over past quarter. The CPT must objectively agree about whether the project is reasonable or not based on the Reasonable Project Guidelines before proceeding to Step 2.

                  (b) (b) STEP 2: Agree to design modifications or elimination of the prospective project before proceeding to Step 3.

                  (c) STEP 3: If the CPT deems the project a Reasonable Project, each Party (SPSS first; AOL second) assess the ability to delay or reschedule its existing projects in order to allow this project to proceed before proceeding to Step 4.

                  (d) STEP 4: Explore exceptional opportunities to promote Opinion Place on the AOL Network or other Internet properties to assist in meeting the project's AOL Sample needs ("Exceptional Promotion"); provided that SPSS must make all commercially reasonable efforts to adjust project timing to accommodate Exceptional Promotion. SPSS acknowledges that such Exceptional Promotion could result in Exceptional Costs which SPSS would be responsible for paying to AOL and that AOL is not



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                           bound to perform Exceptional Promotion to meet SPSS
                           AOL Sample needs; however, this alternative must be explored before proceeding to Step 5.

                  (e) STEP 5: The CPT will assess AOL's progress towards providing SPSS with the Capacity Allocation based on AOL Sample provided to SPSS within the past twelve
                           (12) months or, if necessary, since Effective Date. If at that time SPSS has received less than forty-five percent (45%) of Level 1 Screened OP Users, then AOL must take all commercially reasonable measures required to provide SPSS with an amount of AOL Sample in connection with the subject project that brings the total percentage of AOL Sample received by SPSS to 45% of the available AOL Sample; provided, however, that AOL shall not be obligated to provide SPSS with any more than 45% of the aggregate amount of available AOL Sample. If at that time SPSS has received 45% or more of the available AOL Sample, then AOL shall have no obligation to provide SPSS with a higher percentage of available AOL Sample specifically for the subject project. Such examination and steps must be taken before proceeding to Step 6.

                  (f) STEP 6: Escalation of the Dispute to the Management Committee in accordance with the provisions contained in Exhibit B.

2.3 OPERATION OF OPINION PLACE. AOL shall continue to operate Opinion Place as the sole Interactive Site(s) to which Internet users are directed for the purpose of participating in online surveys in connection with AOL's and its Exclusive Distributor's (or Distributors') custom market research efforts; provided, however, that AOL may (outside of Opinion Place) conduct online promotional surveys on various areas throughout the AOL Network which surveys do not rely upon the DMS River Methodology or an approach that is substantially similar to that which is used on Opinion Place and are therefore not subject to the terms of this Agreement. In connection with its delivery of OP Users to SPSS, AOL shall operate Opinion Place as set forth below:

         2.3.1 Management, Promotion. During the Term, AOL shall be responsible for the hosting and management of Opinion Place and shall maintain Opinion Place in a timely and professional manner as set forth herein. AOL shall ensure that Opinion Place is promoted across the AOL Network in a manner that is sufficient, as determined by AOL in its reasonable discretion, to fulfill AOL's obligations to supply AOL Sample to SPSS as determined by the CPT. In the event that AOL launches any new domestic Opinion Place Interactive Sites during the Term, such new Opinion Place Interactive Sites shall be subject to this Agreement.

         2.3.2 Level 1 Screening. AOL shall be responsible for hosting and executing on Opinion Place the initial set of questions posed to OP Users, which questions, unless otherwise mutually agreed to by the Parties, shall be limited to gender, age, and household composition of each OP User ("Level 1 Screening"). Once an OP User has been Level 1 Screened by AOL, AOL shall execute real-time transfers to SPSS of a number of Level 1 Screened OP Users as determined by the CPT for Level 2 Screening and assignment to specific surveys by SPSS. AOL shall use commercially reasonable efforts not to deliver a number of Level 1 Screened OP Users to SPSS in excess of the SPSS weekly AOL Sample needs as determined (before and/or during a specific project) by the CPT in any given week. In the event that AOL delivers to SPSS an amount of AOL Sample that exceeds the amount requested by the CPT, the excess amount of AOL Sample shall not be counted against the OP User Threshold for the then current Agreement Year. The Parties acknowledge that SPSS shall have the right to request, through the CPT, modifications to the AOL Sample levels previously set by the CPT, or request, through the CPT, that all flow of AOL Sample to SPSS be temporarily suspended, provided, however, that SPSS shall provide the CPT with no less than twenty-four
                  (24) hours notice of any such changes if such changes are to be implemented by AOL. The


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                  Parties further acknowledge that it is SPSS' expectation that it will request more than the OP User Threshold in each Agreement Year ("Excess Demand"), and that it is AOL's expectation that it will be able to (fully or partially) meet such Excess Demand, provided that any such Excess Demand is reasonable as determined by the CPT. Notwithstanding the foregoing, AOL shall only be obligated to use commercially reasonable efforts to meet the Excess Demand, subject to the terms and conditions of this Agreement (specifically Section 2.2). "Level 2 Screening" means the process by which SPSS poses a second set of questions to each OP User, which questions are intended to further identify specific qualifications of each OP User for assignment to a specific survey. In addition, AOL shall cooperate with SPSS to make SPSS aware of the online research market's currently accepted methods and DMS' current practices with respect to Level 2 Screening and assignment of OP Users to specific surveys.

         2.3.3 Incentive Platform. AOL shall be exclusively responsible, including paying all standard costs, for operating and maintaining the Incentive Platform to be integrated into the market research arrangement set forth in this Agreement; provided, however, that SPSS shall be responsible for paying AOL for all "Exceptional Costs" related to the execution of an SPSS project. AOL shall determine in its reasonable discretion all aspects of the Incentive Platform and the process for distributing Incentive Awards to OP Users for participating in certain online activities, including, without limitation, the qualifications and requirements that must be met by OP Users in order to receive Incentive Awards; the quantity of the Incentive Awards provided for various activities; the rules and restrictions governing the receipt, expiration, and disposition of Incentive Awards. The Parties acknowledge and agree that the Incentive Platform, may be modified, altered or changed by AOL in its reasonable discretion from time to time, (including, without limitation, the currency used by AOL for Incentive Awards); provided, however, that AOL shall provide reasonable prior written notice to SPSS before instituting a material change to the Incentive Platform. In the event that SPSS desires to utilize another incentive platform or currency in connection with its use of AOL Sample, SPSS shall obtain AOL's prior written consent, which consent shall not be unreasonably withheld. Exceptional Costs means costs directly related to (i) AOL's provision of Incentive Awards to OP Users in connection with any survey for an SPSS project which requires more than the Standard Incentive (150 AOL Advantage Miles/100 ClickMiles for 15 minute survey) as set forth in the Certification Guidelines or (ii) AOL's purchase of promotions for Opinion Place on an Interactive Site outside of the AOL Network which promotions are specifically intended to raise the incidence of a particular OP User demographic for purposes of completing such survey.

         2.3.4 Transfer of Opinion Place. In the event that AOL decides, in its sole discretion, to sell, assign or otherwise transfer the rights to operate and maintain Opinion Place to a third party, SPSS shall have a "First Right of Negotiation" to acquire the rights to operate Opinion Place during the term of this Agreement and any succeeding agreement between the Parties in which SPSS is the Exclusive Distributor (as defined below) of AOL Sample. In the event that AOL transfers the right to operate Opinion Place to a third party during the term of this Agreement (or any extension hereof), AOL shall assign and such third party shall assume AOL's obligations under this Agreement (or any extension hereof), including the SPSS Access Right. It is explicitly understood by SPSS and AOL that SPSS and such third party shall be responsible for reaching mutual agreement on the terms of any extension or renewal agreement between such parties. For purposes of this Section 2.3.4, "First Right of Negotiation" means that AOL shall provide SPSS with written notice of its intention to transfer to an unaffiliated party the operation of Opinion Place, such notice shall include the key terms (e.g., economics, service levels, security requirements, protection of OP User privacy, etc.) upon which any such transfer of Opinion Place shall occur ("Key Terms"). SPSS shall have fifteen (15) days from its receipt of such notice to respond in


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                  writing indicating SPSS' willingness to enter into an
                  agreement to acquire the rights to operate Opinion Place based on its acceptance of the Key Terms ("Acceptance"); provided, however, that if SPSS does not deliver its Acceptance to AOL as set forth herein, AOL shall be entitled to negotiate with any third party willing to accept the Key Terms. In the event that SPSS does deliver its Acceptance to AOL, promptly following AOL's receipt of such Acceptance, the Parties shall enter into good faith negotiations with respect to AOL's transfer of the right to operate Opinion Place to SPSS. If the Parties are unable to execute a definitive agreement within sixty (60) days after beginning good faith negotiations, AOL shall have the right to negotiate with any party it chooses; provided that any agreement reached between AOL and such third party shall include the Key Terms or terms that when considered in their totality are reasonably equivalent to the Key Terms in their relative effect on AOL and the third party. For the avoidance of doubt, SPSS' First Right of Negotiation relates solely to the domestic Opinion Place Interactive Sites.


                                    ARTICLE 3
                                  CERTIFICATION

3.1 CERTIFICATION PROCESS. All parties, including SPSS, that desire to host OP Users must be certified by AOL pursuant to the Certification Guidelines set forth in Exhibit C of this Agreement (each a "Certified Partner") prior to the delivery by AOL or SPSS of any OP User to such party. It shall be AOL's responsibility to oversee the certification process. The Certification Guidelines may be modified by AOL from time to time as determined by AOL in its reasonable discretion, provided, however that SPSS shall receive reasonable prior written notification of any change to such Certification Guidelines. SPSS shall (i) inform all prospective SPSS Customers of the AOL certification requirement,
         (ii) confirm with AOL that any SPSS Customer that desires to host OP Users has been certified by AOL before SPSS provides AOL Sample to any such SPSS Customer, and (iii) promptly inform AOL of any noncompliance with the Certification Guidelines by SPSS Customers, which comes to the attention of SPSS. In situations where SPSS will host OP Users on behalf of SPSS Customers, SPSS shall be required to abide by the Certification Guidelines with respect to that particular project and such SPSS Customers shall not be required to be Certified Partners. It is understood that AOL may certify third parties in its sole discretion based on the Certification Guidelines, including without limitation, third parties identified by SPSS as potential customers or third parties identified by AOLTW or AOLTW Partners as further described in
         Section 4.1 below. In the event that AOL determines that a Certified Partner is in material breach of the Certification Guidelines, AOL may require that SPSS immediately cease providing AOL Sample to such Certified Partner until such time as AOL reasonably determines that the breach has been cured.


                                    ARTICLE 4
                                   EXCLUSIVITY

4.1 EXCLUSIVE DISTRIBUTOR RIGHTS. In addition to receiving access to OP Users for use by SPSS in connection with projects hosted by SPSS on behalf of SPSS Customers, SPSS shall be the exclusive distributor of AOL Sample to Certified Partners ("Exclusive Distributor"). With respect to any contractual obligations of SPSS to provide AOL Sample to any SPSS Customer, any such SPSS obligations shall be coterminous with this Agreement or shall expire prior to the end of the term of this Agreement.

         4.1.1 Restrictions on SPSS Distribution of AOL Sample. For so long as SPSS is the Exclusive Distributor of AOL Sample, SPSS (i) shall not distribute Internet sample provided to it by any source other than Opinion Place, unless otherwise mutually agreed to by the Parties in writing and (ii) shall not operate in an anti-competitive fashion with respect to its provision of AOL Sample to Certified Partners (i.e., unreasonably deny, delay, limit or hinder the receipt and/or use by Certified Partners of AOL Sample for the sole benefit of SPSS' interests, including by way of unreasonable pricing for AOL Sample).

         4.1.2 Exceptions to Exclusive Distributor Rights. Notwithstanding anything contained in this Agreement to the contrary (including SPSS' Exclusive Distributor rights set forth in Section 4.1 above), AOL shall at all times continue to have the right to distribute AOL Sample directly to third parties who are conducting research projects for (i) AOLTW and/or (ii) "AOLTW Partners" or prospective AOLTW Partners (collectively, "AOLTW Projects"); provided that no such third parties are permitted to resell the AOL Sample provided by AOL pursuant to this Section 4.1.2. For purposes of this Agreement, "AOLTW Partners" means any party that has a commercial relationship with AOLTW that is not solely intended to provide for AOL's distribution of AOL --- Sample to such party or such party's affiliate, but includes a broader relationship between the parties involving the provision of goods or services other than AOL Sample (e.g., advertising, software, consulting services, etc.); provided that any AOL Sample being delivered to such AOLTW Partner or its agent is intended to be used in furtherance of a broader commercial arrangement between AOLTW and such party. AOL shall, however, refer to SPSS any third parties that seek to purchase AOL Sample on a stand-alone basis (i.e., not as part of a broader commercial arrangement with AOLTW). By way of example, without limiting the generality of the foregoing, AOL may directly distribute AOL Sample to a market research company designated by General Motors ("GM") if the AOL Sample being provided to such market research company is intended to be used in furtherance of a broader commercial arrangement between GM and AOLTW.


                                    ARTICLE 5
                                   PERFORMANCE

5.1 RECEIPT OF AOL SAMPLE, LEVEL 2 SCREENING. SPSS shall be solely responsible for the administrating and hosting of all Level 2 Screening of OP Users received in real time from AOL for assignment to particular surveys and projects; including, at AOL's option, the administration and hosting of Level 2 Screening for AOLTW Projects. All Level 2 Screening of OP Users distributed to SPSS shall take place on the SPSS customized survey engine and hosting platform as set forth in the Certification Guidelines. In the event that SPSS administers and hosts the Level 2 Screening for any AOLTW Project ("SPSS Services"), AOL shall be responsible for the costs of such SPSS Services and the AOL Sample utilized for such purposes shall not be counted as part of the Capacity Allocation. At all times during the Term, SPSS shall be in compliance with the Certification Guidelines. In addition to its compliance with the Certification Guidelines, SPSS shall ensure that:

         (i) Level 2 Screening and transfer of AOL Sample occurs in a prompt fashion with a user interface consistent with the Opinion Place look and feel as determined by AOL;

         (ii) Level 2 Screening shall consist of no more than three (3) screens of question(s) for project assignment determination, and any further screening must take place within the survey project itself; and

         (iii) Level 2 Screening and project assignment will be executed in the same fashion as currently executed by DMS.

         For the avoidance of doubt, it is understood that all surveys presented to OP Users shall be hosted either by AOL, SPSS or a Certified Partner, subject, however, to AOL and SPSS' Level 1 and Level 2 Screening obligations, respectively.

5.2 SPSS USE OF AOL SAMPLE. During the Term, each Party shall be responsible for maintaining all infrastructure, systems and other resources necessary to comply with the terms and conditions of this Agreement, and in SPSS' case specifically including the Certification Guidelines.

         5.2.1 No Repetitive Use. SPSS shall ensure that all AOL Sample provided hereunder to SPSS, including that which is passed along to and hosted by a Certified Partner, shall not be used more than once by SPSS or such Certified Partner for a specific project occurrence, unless specifically agreed to by AOL in writing.

         5.2.2 Certified Partners. SPSS shall use best efforts to support all Certified Partners in a timely and efficient manner and to ensure effective system integration and project sample hand-off in cases where SPSS does not program or host the project interview.

         5.2.3 Communication with AOL Sample. Unless otherwise agreed to by AOL, OP Users may not be re-contacted and no personally identifiable information relating to OP Users will be retained by SPSS or any third party. Furthermore, neither SPSS nor any SPSS Customer may request from any OP User the email address or any other information which would allow SPSS or a SPSS Customer to contact an OP User without AOL's express written permission.

         5.2.4 Restricted Projects. SPSS shall not, without AOL's prior written consent, accept or execute any project using AOL Sample if such project is (i) intended to target or identify AOL Members or AOL membership (provided, however, that this restriction shall not apply to AOLTW internal projects) or
                  (ii) is on behalf of an AOLTW Competitor.

         5.2.5 Integration of Systems. SPSS shall be responsible for: (i) effectuating the efficient and complete transfer to AOL of completed AOL Sample information, including, without limitation, all information provided in handoff, AOL Sample transaction/survey project code, Incentive Award code, or other data as required or requested by AOL in cases where SPSS programs or hosts the project interview and (ii) facilitating same transfer in cases where a Certified Partner to whom SPSS has provided AOL Sample programs or hosts the project interview. SPSS shall maintain best-in-class technology and hosting strength capable of providing acceptable performance to all constituents.

5.3 AOL FULFILLMENT OF SPSS PROJECT NEEDS. The Parties acknowledge and agree that the goal of the relationship set forth herein is for AOL to provide SPSS with a consistent and reliable source of sample with which SPSS can satisfy its contractual obligations with respect to projects for SPSS Customers; therefore a failure by AOL to provide SPSS with the exact Capacity Allocation shall not, independently, be deemed a breach of this Agreement by AOL. If, however, AOL fails to meet SPSS' AOL Sample needs (as determined by the CPT and communicated to AOL) for any specific SPSS project, such failure shall be deemed a breach by AOL; provided, however, that SPSS' sole remedy for such a breach shall be the right to increase, on a one-for-one basis, the OP Users Threshold applicable for the Agreement Year in which the breach occurs or, at SPSS' discretion, the next Agreement Year.

5.4 SPSS PROJECT SUPPORT OF AOLTW. AOL shall, within a period of not less than twelve (12) months from the Launch Date, use good faith efforts to provide SPSS with significant opportunities to provide survey programming and hosting services to AOLTW and AOLTW Partners. In the event that AOLTW hires SPSS to provide research services to AOLTW, AOLTW shall receive the most favorable pricing offered by SPSS for all software, hosting and support for SPSS' work on behalf of AOLTW. In the event that the Parties mutually agree to use part of the Capacity Allocation for AOLTW project work, then AOLTW shall pay SPSS for the use of such Capacity Allocation, subject to the foregoing sentence.

5.5 GLOBAL SUPPORT SERVICES. AOL shall determine in its sole discretion how AOL will address and meet AOL Sample needs that exist and may arise outside North America. However, the Parties agree to use good faith efforts during the Term to reach an agreement with respect to AOL's distribution of sample which is drawn from international versions of the Opinion Place Interactive Site(s). The Parties acknowledge and agree that SPSS' right to receive AOL Sample as contemplated herein, relates to sample to be provided by AOL from its domestic Opinion Place Interactive Site(s). Notwithstanding the foregoing, SPSS shall not be precluded from receiving AOL Sample provided by AOL from international Opinion Place Interactive Sites if the parties mutually agree to such an arrangement.


                                    ARTICLE 6
                      INTELLECTUAL PROPERTY; DATA OWNERSHIP

6.1 OPINION PLACE LOOK AND FEEL. SPSS acknowledges and agrees that AOL owns all right, title and interest in and to the elements of graphics, design, organization, presentation, layout, user interface, navigation and stylistic convention (including the digital implementations thereof) which are generally associated with Opinion Place or any other online areas contained within the AOL Network, subject to SPSS' ownership rights in any SPSS Content within Opinion Place. SPSS acknowledges and agrees that AOL owns all right, title, and interest in and to the frame (and any other visible elements of client software) appearing around Opinion Place when an OP User is viewing such site.

6.2 OP USER INFORMATION. Notwithstanding anything to the contrary in this Agreement, AOL shall own any and all information collected from OP Users in connection with (i) any AOLTW Project and (ii) all Level 1 Screening via Opinion Place, including, without limitation, all information relating to OP User screen names, names, passwords, email addresses, addresses or other identifying information (collectively, "Member Information"). SPSS shall ensure that its collection, use and disclosure of Member Information complies with (a) all applicable laws and regulations and (b) the Certification Guidelines. SPSS will not use any Member Information for any purpose or disclose any such information to any third party without the prior written consent of AOL, which consent may be granted or withheld in AOL' sole and absolute discretion.

6.3 OWNERSHIP RIGHTS OF AOL. Subject to Section 1.1, SPSS acknowledges and agrees that all copyright, patent, trade secret, and other proprietary rights in and to any methodologies, software, specifications, documentation, reports, data, ideas, concepts, know-how, inventions and other information or materials that are developed by AOL, or otherwise become the property of AOL prior to, during or after the Term of this Agreement shall be owned by and remain the exclusive property of AOL and its licensors and shall not be retained by nor copied by SPSS unless expressly agreed to in writing by AOL prior to such retention or copying. SPSS acknowledges and agrees that all branding and associated URL rights related to Opinion Place are the exclusive property AOL.

6.4 OWNERSHIP RIGHTS OF SPSS. AOL acknowledges and agrees that all copyright, patent, trade secret, and other proprietary rights in and to any methodologies, software, specifications, documentation, reports, data, ideas, concepts, know-how, inventions and other information or materials that are developed by SPSS, or otherwise become the property of SPSS prior to, during or after the Term of this Agreement, shall be owned by and remain the exclusive property of SPSS and its licensors and shall not be retained by nor copied by AOL unless expressly agreed to in writing by SPSS prior to such retention or copying. SPSS and/or the applicable SPSS Customer shall own the OP User responses to Level 2 Screening and survey questions for non-AOLTW Projects.


                                    ARTICLE 7
                             PAYMENTS AND REPORTING

7.1 SERVICE FEES. SPSS shall pay AOL a total of Forty-Two Million Dollars ($42,000,000) payable in cash and SPSS common stock as set forth below:

         7.1.1 Common Stock. Simultaneously herewith, and as a condition precedent to AOL's obligations hereunder, SPSS and AOL shall enter into that certain Stock Purchase Agreement of even date herewith (the "SPA"), pursuant to which SPSS shall issue and deliver SPSS common stock to AOL in accordance with terms and conditions of such SPA.

         7.1.2 Cash Payments. SPSS shall pay AOL the sum of Thirty Million Dollars ($30,000,000) and the Gap Amount, if applicable, in installments payable in advance ("Guaranteed Payments"). The first Guaranteed Payment shall be in the amount of Two Million Eight Hundred Twelve Thousand Five Hundred Dollars ($2,812,500) and shall be paid by SPSS to AOL on the Effective Date. Thereafter, SPSS shall make quarterly payments in an amount equal to the sum of One Million Eight Hundred Twelve Thousand Five Hundred Dollars ($1,812,500) and any applicable Gap Amount, which payments shall be received by AOL no later than thirty (30) days after the first day of each quarter during the Term.

7.2 ADDITIONAL OP USER FEES. Immediately following the last day of each Agreement Year, the Parties shall determine the aggregate number of OP Users provided by AOL to SPSS in that Agreement Year. If in any Agreement Year, AOL provides to SPSS a number of OP Users in excess of the OP User Threshold, SPSS shall pay to AOL the Additional OP User Cost for each OP User provided to SPSS above the OP User Threshold in the applicable Agreement Year. Any amounts due under this Section 7.2, shall be paid by SPSS to AOL, in immediately available funds, within thirty (30) days following the first day of the Agreement Year succeeding the Agreement Year in which the OP User Threshold was exceeded.

7.3 WIRED PAYMENTS; PAYMENT CONTACT. All payments required hereunder shall be paid in immediately available, non-refundable U.S. funds wired to
         the "America Online" account, [                *              .] In the
         event of any questions regarding a payment made (or expected to be made) by SPSS to AOL, AOL may contact Robert Brinkmann at 312-651-3605; rbrinkmann@spss.com; 233 S. Wacker Drive, Chicago, IL 60606.

7.4 REPORTING. The Parties shall each maintain complete, clear and accurate records of activity and performance in connection with the performance of this Agreement. The Parties, through the CPT, shall mutually agree on the exact reports and the format of such reports, necessary to properly monitor each Parties respective performance hereunder.


         * Confidential information has been omitted from this sentence and such confidential information has been separately filed with the Securities and Exchange Commission.

                                    ARTICLE 8

                           TERM; RENEWAL; TERMINATION

8.1 TERM. Unless earlier terminated as set forth herein, the term of this Agreement will be four (4) years from the Effective Date (the "Term").


8.2 TERMINATION FOR BREACH. Either Party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other Party which remains uncured after thirty (30) days written notice thereof to the other Party (or such shorter period as may be specified elsewhere in this Agreement); provided that the cure period with respect to any scheduled payment shall be fifteen (15) days from the date for such payment provided for herein ("Payment Cure Period"). If SPSS fails to make a scheduled payment prior to the end of the Payment Cure Period, the SPSS Renewal Right shall immediately be void, shall have no further force or effect and AOL shall have the right, in its sole discretion, to immediately terminate this Agreement. Notwithstanding the foregoing, in the event of a material breach of a provision that expressly requires action to be completed within an express period shorter than thirty (30) days, either Party may terminate this Agreement if the breach remains uncured after written notice thereof to the other Party and expiration of such express period.


8.3 TERMINATION FOR BANKRUPTCY/INSOLVENCY. Either Party may terminate this Agreement immediately following written notice to the other Party if the other Party (i) ceases to do business in the normal course, (ii) becomes or is declared insolvent or bankrupt, (iii) is the subject of any proceeding related to its liquidation or insolvency (whether voluntary or involuntary) which is not dismissed within ninety (90) calendar days or (iv) makes an assignment for the benefit of creditors.


8.4 TERMINATION ON CHANGE OF CONTROL. In the event of a Change of Control of SPSS resulting in control of SPSS by an AOLTW Competitor or the acquisition by SPSS of a controlling interest in an Interactive Service, AOL may terminate this Agreement by providing thirty (30) days written notice.


8.5 TERMINATION FOR CHANGE OF BUSINESS. Either Party may terminate this Agreement upon one hundred eighty (180) days written notice to the other Party of such Party's decision to exit the business contemplated hereunder ("Notification Period"). If AOL terminates under this Section, AOL shall not make AOL Sample available to third parties, excluding, however, for AOLTW Projects, for a period of one (1) year from the date of termination. If SPSS terminates under this Section, SPSS shall not enter into any agreement with any third party provider of Internet sample for purpose of resale to market research organizations for a period of one (1) year from the date of termination. If AOL is the terminating party under this Section 8.5, AOL shall refund to SPSS any pro-rata portion of the quarterly cash payments (made pursuant to Section 7.1.2) made for the then-current quarter within the then-current Agreement Year. If SPSS is the terminating party, SPSS shall pay to AOL all payments due to AOL hereunder, including, without limitation, payments due during the Notification Period (pro-rated as applicable based on the date of termination) and AOL shall be entitled to retain all payments made by SPSS to AOL hereunder.


8.6 RENEWAL. In the event that SPSS has satisfied the Performance Metrics set forth in Exhibit F and provided that neither Party has terminated this Agreement pursuant to its rights set forth in Sections 8.2, 8.3, 8.4, or 8.5, SPSS shall have the right to notify AOL of its desire to negotiate in good faith the terms of a renewal of this Agreement for a new two (2) year term ("Renewal Right"). Such Renewal Right shall be subject to the terms and conditions of this Section 8.6 as set forth below:

                  (i) SPSS must exercise its Renewal Right by providing written notice to AOL that is received by AOL on or before the date that is one hundred eighty (180) days prior to the end of the Term (or any renewal term, as applicable) ("Renewal Notification").

                  (ii) Unless otherwise agreed to by the Parties, any such renewal must include the following terms: (a) Exclusive Distributor rights for SPSS, (b) substantially similar terms, in all material respects, as this Agreement; specifically including delivery by AOL of a volume of AOL Sample to SPSS which is comparable to the levels delivered in Agreement Year 4 and annual payments by SPSS to AOL, in cash, of no less than Ten Million Five Hundred Thousand Dollars ($10,500,000) (a "Renewal Agreement").

                  (iii) No later than thirty-one (31) days following its receipt of the Renewal Notification, AOL shall inform SPSS of its desire to (a) enter into negotiations with SPSS regarding a Renewal Agreement, (b) enter into a New Exclusive Distributor Agreement, (c) enter into Distributor Agreements with multiple parties or
                           (d) exit the business of providing AOL Sample for distribution by unaffiliated parties. If the Parties are unable to execute a definitive Renewal Agreement within thirty (30) days after beginning negotiations, AOL shall have the right to negotiate with and execute an New Exclusive Distributor Agreement or Distributor Agreement with any party it chooses, subject to the Renewal Buyout Payment (as defined below).

                  (iv) If the Parties enter into a Renewal Agreement and provided that (a) SPSS satisfies the applicable performance metrics set forth in such Renewal Agreement and (b) such Renewal Agreement is not terminated by either Party pursuant to its rights thereunder, SPSS shall have a second Renewal Right which shall be governed by the same terms and conditions as set forth above with respect to any second renewal agreement.


         8.6.1 New Exclusive Distributor Agreement. AOL may, in its sole discretion, enter into an agreement with any third party pursuant to which AOL provides that third party with Exclusive Distributor rights ("New Exclusive Distributor"); provided, however, that no such agreement ("New Exclusive Distributor Agreement") shall extinguish or terminate the SPSS Access Right. Any such New Exclusive Distributor Agreement shall require that such New Exclusive Distributor shall not operate in an anti-competitive fashion with respect to its provision of AOL Sample to Certified Partners (i.e., unreasonably deny, delay, limit or hinder the receipt and/or use by Certified Partners of AOL Sample for the sole benefit of its interests, including by way of unreasonable pricing for AOL Sample).

         8.6.2 Multiple Distributor Model. AOL may, in its sole discretion, enter into agreements with multiple parties (each a "Distributor Agreement"), pursuant to which AOL agrees to provide such parties (each, a "Distributor") with AOL Sample and the right to redistribute such AOL Sample to Certified Partners (collectively, a "Multiple Distributor Model"). In the event that AOL decides to implement a Multiple Distributor Model and AOL and SPSS enter into a Distributor Agreement, such agreement shall provide SPSS with pricing for AOL Sample that is equal to or better than the AOL Sample pricing charged to other Distributors ("MFN Pricing"); provided that any such MFN Pricing shall be coterminous with the term of the Distributor Agreement between AOL and SPSS.

         8.6.3    Renewal Buyout Payment. AOL shall pay SPSS [       *       ]
                  (the "Renewal Buyout Payment"), if and only if (i) AOL and SPSS do not enter into a Renewal Agreement or Distributor Agreement AND (ii) AOL (a) enters into a New Exclusive Distributor Agreement, (b) enters into Distributor Agreements with multiple parties, excluding SPSS, under a Multiple Distributor Model, or (c) resumes its role as a "Major Distributor," all within the period beginning on the expiration date of this Agreement and ending twelve (12) months thereafter ("Renegotiation Period"). AOL shall be deemed a "Major Distributor" if during the Renegotiation Period AOL (x) enters into agreements with more than ten (10) separate market research companies pursuant to which AOL provides AOL Sample directly to such market research companies (each a "Retail Distribution Agreement") or (y) places advertisements in any market research industry trade press promoting AOL's direct distribution of AOL Sample ("Retail Distribution Ads"). Notwithstanding the foregoing, any agreements between AOL and market research companies which provide for AOL to distribute AOL Sample to such market research companies in connection AOLTW Projects shall not be counted as Retail Distribution Agreements in determining whether AOL has resumed it role as a Major Distributor during the Renegotiation Period. For the avoidance of doubt, AOL shall have no obligation to make the Renewal Buyout Payment to SPSS in the

                  * Confidential information has been omitted from this
                    sentence and such confidential information has been separately filed with the Securities and Exchange Commission.

                  event that (a) SPSS notifies AOL that it has no interest in entering into a Renewal Agreement or a Distributor Agreement within a Multiple Distributor Model, (b) SPSS is no longer conducting business in the ordinary course at the time when the Parties are to negotiate the terms of any Renewal Agreement, (c) SPSS failed to satisfy the Performance Metrics and deliver the Renewal Notice as called for in Section 8.6(i), or (d) this Agreement has been terminated by either Party.

         8.6.3.1 Payment. In the event that the Renewal Buyout Payment is triggered as set forth above, AOL shall make such Renewal Buyout Payment to SPSS no later than thirty (30) days following:

                  (i)      AOL's execution of the New Exclusive Distributor
                           Agreement;

                  (ii) AOL's execution of the Distributor Agreements under a Multiple Distributor Model which excludes SPSS;

                  (iii) AOL's execution of the eleventh Retail Distribution Agreement; or

                  (iv) the date upon which the first Retail Distribution Ad is published.





                                    ARTICLE 9
                                  MISCELLANEOUS

9.1 PURCHASE OF SPSS SOFTWARE. AOL and SPSS shall negotiate and enter into an agreement on mutually agreeable terms, pursuant to which AOL shall purchase One Million Dollars ($1,000,000) of SPSS software and related services, of AOL's choosing, by December 31, 2001.

9.2 OVERHEAD ACCOUNTS. To the extent AOL has granted SPSS any overhead accounts on the AOL Service, SPSS will not be liable for charges incurred by any overhead account relating to AOL's standard monthly usage fees and standard hourly charges, which charges AOL will bear; provided that SPSS will be responsible for the actions taken under or through its overhead accounts, which actions are subject to AOL's applicable Terms of Service and for any surcharges, including, without limitation, all premium charges, transaction charges, and any applicable communication surcharges incurred by any overhead Account issued to SPSS. Upon the termination of this Agreement, all overhead accounts, related screen names and any associated usage credits or similar rights, will automatically terminate. AOL will have no liability for loss of any data or content related to the proper termination of any overhead account.

9.3 PERSONNEL. During the Term and for a period of twelve (12) months thereafter, neither Party shall directly or indirectly, solicit, induce, or in any manner attempt to influence any Restricted Employee to terminate his or her employment with the other Party, provided, however, that either Party may employ any person who (a) initially contacts such Party without solicitation, directly or indirectly, by such Party or (b) responds to any general media solicitation of employment or engagement by such Party or to any solicitation or inquiry from a recruiter retained by such Party provided that such person is not specifically identified or targeted by such Party for such solicitation or inquiry. "Restricted Employee" shall mean any person employed by either Party who is or was involved in the negotiation, implementation, or administration of this Agreement.

9.4 PRESS RELEASES. Each Party shall submit to the other Party, for its prior written approval, which shall not be unreasonably denied or delayed, any press release or similar public statement ("Press Release") regarding the transactions contemplated hereunder, provided that, subsequent to the initial Press Release, factual references by either Party to the existence of a business relationship between the Parties shall not require approval of the other

         Party. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law without the consent of the other Party and in such event, the disclosing Party shall provide at least five (5) business days prior written notice of such disclosure. The failure by one Party to obtain the prior written approval of the other Party prior to issuing a Press Release (except as required by law) shall be deemed a material breach of this Agreement.

9.5 INDEPENDENT CONTRACTORS. Notwithstanding anything contained in this Agreement to the contrary, the Parties to this Agreement are independent contractors. Neither Party is an agent, representative or employee of the other Party. Neither Party will have any right, power or authority to enter into any agreement for or on behalf of, or incur any obligation or liability of, or to otherwise bind, the other Party. This Agreement will not be interpreted or construed to create an association, agency, joint venture or partnership between the Parties or to impose any liability attributable to such a relationship upon either Party.

9.6 STANDARD TERMS. All Exhibits and Schedules hereto (including the Standard Legal Terms & Conditions set forth on Exhibit B attached hereto are each hereby made a part of this Agreement).

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.


AMERICA ONLINE, INC.                        SPSS, INC.


By: /s/ Ronald E. Grant                     By:  /s/ Jack Noonan
    -------------------------------              -------------------------------
    Name: Ronald E. Grant                        Name: Jack Noonan
    Title: Sr. Vice President                    Title: President and
           Business Affairs                             Chief Executive Officer
           & Development                         Date: October 22, 2001
    Date:  October 22, 2001